UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2018

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-35737

(Commission

File Number)

94-3306718

(IRS Employer

Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Company Enters into Loan Agreements with Investors

On November 7, 2018, Northwest Biotherapeutics, Inc. (the “Company”) completed an aggregate financing of $5 million (the “Loans”) with investors (the “Lenders”) who entered into Loan Agreements with the Company (the “Loan Agreements”) for the sale and issuance of notes by the Company (the “Notes”). Interest on the Loans accrues at the rate of 10% per annum, with an original issue discount of 5%. The Notes have a one-year maturity, subject to the Company’s right to prepay the Loans at any time by paying the principal plus the interest due until maturity, and subject to the holders’ rights to require prepayment of the principal and accrued interest after 4 months. The Loan Agreements provide for the issuance of warrants to purchase shares of common stock representing 50% of the Loans at an exercise price of $0.35 per share and an exercise period of two years from the date of issuance.

Repayment of Loans from Chief Executive Officer Further Delayed

As previously disclosed, in February, March and April of 2018, the Company and its Chief Executive Officer, Linda F. Powers, entered into demand notes for short-term bridge loans of $5.4 million from Ms. Powers to the Company. The notes have remained outstanding to date. On November 11, 2018, the Company and Ms. Powers agreed to extend the notes to a maturity of one year following the respective funding dates. In consideration of the continuing forbearance, the Company will issue warrants representing 50% of the amounts due under the loans from Ms. Powers. The warrants will have the same exercise price and exercise period as the warrants issued to the Lenders, as described above.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities described herein were issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: November 13, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman